UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

TRIPLE A MEDICAL, INC.
(Name of Registrant As Specified In Charter)
______________________________

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Triple A Medical, Inc.
604 Creekview
Ovilla, Texas 75154

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on July 6, 2010 (the “Record Date”), of shares of the common stock with voting power of Triple A Medical, Inc., a Nevada corporation (the “Company”), that our Board of Directors and a majority shareholder of approximately 91.10% of our capital stock with voting power as of the Record Date have given written consent as of June 2, 2010, to approve the following:

To amend the Company’s Articles of Incorporation to change the Company’s name to “Phoenix Medical Software, Inc.”

These actions were approved on June 2, 2010, by our Board of Directors and a shareholder who holds a majority of our issued and outstanding voting securities.  We anticipate an effective date of August 21, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Nevada General Corporation Law (“DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the DGCL and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about July 7, 2010.

Please feel free to call us at (800) 843-8179 should you have any questions on the enclosed Information Statement.

Date: July 7, 2010	For the Board of Directors of Triple A Medical, Inc.

By:
P. Morgan McCune
President, CEO and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Triple A Medical, Inc.
604 Creekview
Ovilla, Texas 75154

INFORMATION STATEMENT
(Preliminary)

July 7, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share, of Triple A Medical, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about June 2, 2010, the Company received written consents in lieu of a meeting of stockholders from a shareholder of 13,000,000 voting shares representing approximately 91.10% of the total voting stock of the Company to:
1. effect a two for three reverse stock split of the common stock of the Company, keeping the authorized shares at 50,000,000 with a par value of $0.001; and
2. to effect an Agreement and Plan of Merger with Grand Silver, Inc. a wholly owned subsidiary of the Registrant, in order to redomicile the Corporation's jurisdiction from Nevada to the Cayman Islands; and
3. to change the name of the Company to 'Phoenix Medical Software, Inc.'

Accordingly, your consent is not required and is not being solicited in connection with the approval.

On June 2, 2010, the Board approved the above actions.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 45 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the Record Date, the Company had 50,000,000 authorized common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share, of which 14,270,500 shares of common stock are issued and outstanding and no shares of preferred stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote on each matter which may come before a meeting of the shareholders.

The Nevada Revised Statutes provide in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 14,270,500 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting stockholder is the record and beneficial owner of a total of 13,000,000 shares of common stock, which represent approximately 91.10% of the total number of voting shares. The consenting stockholder voted in favor of the actions described herein in a written consent, dated June 2, 2010. No consideration was paid for the consent. The consenting stockholder’ name, affiliation with the Company and beneficial holding are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
P. Morgan McCune	President, CEO & CFO	13,000,000	91.10%
Total		13,000,000	91.10%

PROPOSAL 1: TO CONSUMATE THE AGREEMENT AND PLAN OF MERGER, AND

On June 2, 2010, the Company and its stockholders entered into an Agreement and Plan of Merger (the “Plan of Merger”) with Grand Silver, Inc., a Cayman Islands corporation (“GSI”).  Pursuant to the Plan of Merger, the Company's shareholders will exchange all of their shares in Triple A Medical, Inc. ("Triple A") and in exchange, GSI will issue to the Triple A Shareholders, their designees or assigns, 9,513,667 shares or 2/3 of a share of GSI for each one (1) share of common stock of Triple A issued and outstanding immediately preceding the closing of the Plan of Merger. Therefore, Triple A, upon filing the Articles of Merger with the Nevada Secretary of State, will become GSI.

PROPOSAL 2: TO EFFECT A TWO FOR THREE REVERSE STOCK SPLIT, AND

On June 2, 2010, the Company and its stockholders entered into an Agreement and Plan of Merger (the “Plan of Merger”) with Grand Silver, Inc., a Cayman Islands corporation (“GSI”).  Pursuant to the Plan of Merger, the Company's shareholders will exchange all of their shares in Triple A Medical, Inc. ("Triple A") and in exchange, GSI will issue to the Triple A Shareholders, their designees or assigns, 9,513,667 shares or 2/3 of a share of GSI for each one (1) share of common stock of Triple A issued and outstanding immediately preceding the closing of the Plan of Merger. This share exchange will effectively cause a two for three reverse stock split since the shares of GSI received will be 2/3 of those of Triple A issued and outstanding immediately preceding the closing of the Plan of Merger.

PROPOSAL 3: TO CHANGE THE COMPANY’S NAME TO “PHOENIX MEDICAL SOFTWARE, INC.”

In conjunction with signing and filing the Plan of Merger in the Cayman Islands, we will change the name of the Company to 'Phoenix Medical Software, Inc.'

Following the Share Exchange, on June 2, 2010, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change our name to “Phoenix Medical Software, Inc.” The majority stockholder approved the Restated Articles pursuant to a written consent dated as of June 2, 2010.

We intend to file the Restated Articles / Memorandum with the Secretary of the Cayman Islands promptly after the forty fifth day after the date this Information Statement has been mailed to our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on June 11, 2010 for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)(2)	Title	Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned (3)

Directors and Executive Officers

P. Morgan McCune	Chairman of the Board of Directors, President, Chief Executive Officer, Secretary, and Director	13,000,000	91.10%

5% Owners

P. Morgan McCune		13,000,000	91.10%

 ___________________

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)	Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)
Applicable percentage of ownership is based on 14,270,500 shares of common stock outstanding as of the date hereof. No securities are exercisable or convertible into common stock within sixty (60) days as of the date hereof for any stockholder.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

DISSENTER’S RIGHTS

Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under Nevada law; (ii) the corporation’s shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by The National Association of Securities Dealers, Inc.; or (iii) the corporation’s shares are held of record by more than 2,000 stockholders. You have Dissenter’s Rights because our shares are quoted on the OTCBB Market which, by definition, is not a national market system and our stock is held by fewer than 2,000 stockholders of record.

DISSENTER’S RIGHTS UNDER NEVADA LAW

Since you are not asked to vote to approve and adopt the Merger, you have the right to dissent and be paid cash for the “fair value” of your shares of Triple A Medical, Inc. ("AAA") Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. A copy of Sections 92A.300 to 92A.500 of the NRS is attached to the Information Statement Statement/Prospectus as Annex D.

This discussion and Annex D should be reviewed carefully by you if you wish to exercise statutory dissenters’ rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the Nevada dissenters’ rights statute.

Under the Nevada dissenters’ rights statute, you have the right to dissent from the Merger and demand payment of the fair value of your shares. If you elect to dissent, you must deliver to the Company a written notice of dissent stating that you intend to demand payment for your shares if the Merger is consummated. A form of Demand for Payment is set forth at the end of Annex D. This notice must be sent not later than August 21, 2010. If you fail to comply with these requirements, you will not be entitled to dissenters’ rights. The “fair value” of the shares as used in the Nevada dissenters’ rights statute is the value of the shares immediately before the effectuation of the proposed merger, excluding appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

Within 10 days after the effective time of the Merger, the reincorporated Company will give written notice of the effective date of the Merger by certified mail to each stockholder who filed a written notice of dissent. The notice will also state where demand for payment must be sent and where share certificates must be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on the reincorporated Company for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

Within 30 days after the receipt of the dissenters’ demand for payment, the reincorporated Company will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, the reincorporated Company shall mail to each dissenting stockholder a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders equity for that year and the latest available interim financial statements, if any, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters’ right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

Following receipt of payment for the shares, a dissenting stockholder, within 30 days, may send the reincorporated Company notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to the reincorporated Company’s payment of fair value to such stockholder. This right is waived if the stockholder does not make written demand within 30 days of the reincorporated Company’s payment for the stockholders’ shares.

If a demand for payment remains unsettled, the reincorporated Company will petition the court to determine fair value and accrued interest. If the reincorporated Company fails to commence an action within 60 days following the receipt of the stockholder’s demand, the reincorporated Company will pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

All dissenting holders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against the reincorporated Company if the court finds that it did not substantially comply with the requirements of the Nevada dissenters’ rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

If you are a holder of shares and you wish to seek dissenters’ rights, you are urged to review the applicable Nevada statutes. attached to the Information Statement/Prospectus as Annex D.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on August 21, 2010.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 2, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about July 7, 2010 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: July 7, 2010	For the Board of Directors of Triple A Medical, Inc.

By:
P. Morgan McCune
President, CEO and Director